EXHIBIT 10.1

Execution Version

 THIRD AMENDMENT TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of November 24, 2020, among Postal Realty LP, a Delaware limited partnership (“Borrower”), POSTAL REALTY TRUST INC., a Maryland corporation (the “REIT”), the SUBSIDIARY GUARANTORS party hereto (the “Subsidiary Guarantors”; the REIT and each of the Subsidiary Guarantors, individually, a “Guarantor Party” and, collectively, the “Guarantor Parties”), and PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (defined below) (together with its successors and assigns in such capacity, the “Administrative Agent”).

RECITALS:

A. Borrower, the Administrative Agent, certain lenders (together with their respective successors and assigns, the “Lenders”), and BMO Capital Markets Corp., as Joint Lead Arranger, are parties to that certain Credit Agreement dated as of September 27, 2019, as amended by that certain First Amendment to Credit Agreement dated as of January 30, 2020, as further amended by that certain Second Amendment to Credit Agreement dated as of June 25, 2020 (as amended, the “Credit Agreement”). Except as otherwise herein expressly provided, each initially capitalized term used herein has the meaning assigned to such term in the Credit Agreement, as amended by this Agreement.

B. Borrower, the Guarantor Parties and the Administrative Agent (on behalf of the Lenders) desire to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, the Guarantor Parties and the Administrative Agent (on behalf of the Lenders) agree as follows:

Section 1. Amendments of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) The term “Acceptable Postal Lease” is hereby added to Section 1.01 of the Credit Agreement:

““Acceptable Postal Lease” means, with respect to a Real Property, a Postal Lease in respect of such Real Property that is a Qualifying Lease, has not terminated and is not scheduled to expire within three (3) months after the date such Real Property would be included as a Borrowing Base Property hereunder (or, in the case of clause (1) of Section 2.05(d), within three (3) months after the date the criteria for Eligible Property is retested as described in such clause).”

(b) The following definition of “Borrowing Base Concentration Limits” is hereby added to Section 1.01 of the Credit Agreement:

““Borrowing Base Concentration Limits” means each of the following:

(i) no individual Borrowing Base Property shall account for more than twenty percent (20%) of Borrowing Base Net Operating Income;

(ii) no two Borrowing Base Properties shall, in the aggregate, account for more than thirty percent (30%) of Borrowing Base Net Operating Income;

(iii)  not more than ten percent (10%) of Borrowing Base Net Operating Income may be derived from Leases that are not Postal Leases; and

(iv) not more than twenty-five percent (25%) of Borrowing Base Net Operating Income shall be derived from Borrowing Base Properties that are not one hundred percent (100%) occupied by a single tenant pursuant to a Postal Lease.

If one or more of the limits set forth in clauses (i) – (iv) of this definition is not satisfied, then Borrowing Base Portfolio Value shall be adjusted as necessary to result in satisfaction of the limits set forth in clauses (i) – (iv) of this definition.”

(c) The term “Borrowing Base Portfolio Value” in Section 1.01 of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

““Borrowing Base Portfolio Value” means, as of any date of determination, subject to the Borrowing Base Concentration Limits, the aggregate of:

(a) except as set forth in clause (c) below, for any Borrowing Base Property that was acquired by a Borrowing Base Entity less than six (6) calendar months prior to such date, the Net Purchase Price paid by such Borrowing Base Entity to acquire such Borrowing Base Property;

(b) for any Borrowing Base Property that was acquired by a Borrowing Base Entity six (6) calendar months or more prior to such date, the quotient obtained by dividing (i) the Net Operating Income of such Borrowing Base Property (based solely upon rental income from the Postal Lease and any Operating Business Leases with respect to such Borrowing Base Property) as of such date by (ii) the Capitalization Rate; and

(c) for any Borrowing Base Property that was acquired by a Borrowing Base Entity less than six (6) calendar months prior to such date and at a capitalization rate of 7.0% or less, the quotient obtained by dividing (i) the Net Operating Income of such Borrowing Base Property (based solely upon rental income from the Postal Lease and any Operating Business Leases with respect to such Borrowing Base Property) as of such date by (ii) the Capitalization Rate, unless Administrative Agent consents (in its sole discretion) to use the Net Purchase Price paid by such Borrowing Base Entity to acquire such Borrowing Base Property in determining the value attributable to such Borrowing Base Property for purposes of calculating the Borrowing Base Portfolio Value.

(d) The term “Consolidated Total Real Estate Value” in Section 1.01 of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

““Consolidated Total Real Estate Asset Value” means, as of any date of determination, subject to the Consolidated Total Real Estate Concentration Limits, the aggregate of:

(a) for any Real Estate Asset that was acquired by a Borrower Group Entity less than six (6) calendar months prior to such date, the Net Purchase Price paid by such Borrower Group Entity to acquire such Real Estate Asset; and

(b)  for any Real Estate Asset that was acquired by a Borrower Group Entity six (6) calendar months or more prior to such date, the quotient obtained by dividing (i) the Net Operating Income of such Real Estate Asset as of such date by (ii) the Capitalization Rate.”

(e) The following definition of “Consolidated Total Real Estate Concentration Limits” is hereby added to Section 1.01 of the Credit Agreement:

““Consolidated Total Real Estate Concentration Limits” means each of the following:

(i) no individual Real Estate Asset shall account for more than twenty percent (20%) of Net Operating Income of all Real Estates used in the calculation of Consolidated Total Real Estate Asset Value;

(ii) no two Real Estate Assets shall, in the aggregate, account for more than thirty percent (30%) of Net Operating Income of all Real Estate Assets used in the calculation of Consolidated Total Real Estate Asset Value; and

(iii) not more than twenty-five percent (25%) of Net Operating Income of all Real Estate Assets used in the calculation of Consolidated Total Real Estate Asset Value shall be derived from Real Estate Assets that are not one hundred percent (100%) occupied by a single tenant pursuant to a Postal Lease.

If one or more of the limits set forth in clauses (i) – (iii) of this definition is not satisfied, then Consolidated Total Real Estate Asset Value shall be adjusted as necessary to result in satisfaction of the limits set forth in clauses (i) – (iii) of this definition.”

(f) The term “Eligible Property” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (k) thereof in its entirety and replacing it with the following:

“(k) the Required Minimum Occupancy Threshold is satisfied at such Real Property.”

(g) The following definition of “Operating Business Lease” is hereby added to Section 1.01 of the Credit Agreement:

““Operating Business Lease” means, with respect to a Real Property, a Lease for the operation of a business on such Real Property (as opposed to a Lease for the placement of signage or equipment or for other purposes not involving the operation of a business on such Real Property.”

(h) Clause (h) of the term “Permitted Disposition” in Section 1.01 of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

“(h) the lease, assignment or sublease of any real or personal property (other than, with respect to a Subsidiary Guarantor, the lease, assignment or sublease of a Borrowing Base Property that ~~is not a Postal Lease~~ does not satisfy the Required Minimum Occupancy Threshold) that does not materially interfere with the business of the Borrower Group Entities, taken as a whole, as determined in good faith by the Borrower and Administrative Agent;”

(i) Clause (d) of the term “Permitted Encumbrances” in Section 1.01 of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

“(d) the rights of ~~the United States Postal Service under any Postal Lease~~ any tenant under any Lease, in each case, other than rights or options to purchase, rights of first offer to purchase or rights of first refusal to purchase;”

(j) The term “Qualifying Lease” in Section 1.01 of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

““Qualifying Lease” means, as of any date of determination, a ~~Postal~~ Lease that satisfies all of the following: (a) that is in full force and effect, (b) under which there is no ongoing material tenant or landlord default (including, but not limited to, any monetary default), which remains uncured for forty-five (45) days (or, if such default is susceptible of remedy and the parties are proceeding with diligence and in good faith to remedy such failure, then such forty-five (45) day cure period shall be extended for an additional sixty (60) days), and (c) with respect to which the tenant thereunder is not Insolvent. For purpose of this definition, a tenant is “Insolvent” if, as of the date of determination with respect to such tenant, any of the following events or circumstances is continuing: (i) such tenant has made an assignment for the benefit of creditors; (ii) such tenant has filed a petition in bankruptcy, has been adjudicated insolvent or bankrupt, has petitioned or applied to any tribunal for any receiver or any trustee of it or any substantial part of its property; (iii) such tenant has commenced any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction; (iv) such tenant has had commenced against it any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction, and such proceeding has remained undismissed for a period of ninety (90) days, or such tenant has by any act indicated its acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or has allowed any such receivership or trusteeship to continue undischarged for a period of ninety (90) days; or (v) such tenant has taken any action to authorize any of the foregoing. Notwithstanding the foregoing clauses to the contrary, provided that a ~~Postal~~ Lease is assumed in any bankruptcy proceeding, the filing of a bankruptcy petition in and of itself shall not cause a Qualifying Lease to no longer be a Qualifying Lease.”

(k) The term “Required Minimum Occupancy Threshold” is hereby added to Section 1.01 of the Credit Agreement:

““Required Minimum Occupancy Threshold” means, with respect to a Real Property, (i) such Real Property is 100% occupied by a single tenant pursuant to an Acceptable Postal Lease, or (ii) (x) at least seventy percent (70%) of the rentable square feet of such Real Property is occupied by the United States Postal Service pursuant to an Acceptable Postal Lease, with the remaining rentable square feet of such Real Property occupied pursuant to one or more Operating Business Leases that are Qualifying Leases that are not scheduled to expire within eighteen (18) months from the date such Real Property would be included as a Borrowing Base Property hereunder, and (y) at least sixty percent (60%) of the Net Operating Income of such Real Property is derived from an Acceptable Postal Lease, or (iii) (x) at least fifty-one percent (51%) of the rentable square feet of such Real Property is occupied by the United States Postal Service pursuant to an Acceptable Postal Lease, with the remaining rentable square feet of such Real Property occupied pursuant to one or more Operating Business Leases that are Qualifying Leases that are not scheduled to expire within eighteen (18) months from the date such Real Property would be included as a Borrowing Base Property hereunder and that are with tenants that have a long-term senior unsecured credit rating of no less than “BBB” by S&P and “Baa2” by Moody’s, and (y) at least fifty-one percent (51%) of the Net Operating Income of such Real Property is derived from an Acceptable Postal Lease.”

(l) Section 2.05(b)(v) of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

“(v) a copy of each of the ~~Postal~~ Leases at the Eligible Property representing ~~for~~ one hundred percent (100%) of the square footage of such Eligible Property and an estoppel from the United States Postal Service with respect to its Lease at the Eligible Property to the extent requested by Administrative Agent;”

(m) Section 2.05(c)(viii) of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

“(viii) the Subsidiary that will directly own such Approved Eligible Property shall have executed and delivered to ~~the~~ each tenant under ~~the Postal~~ a Lease with respect to such Approved Eligible Property a Tenant Direction Notice, and shall have provided the Administrative Agent with a copy of such Tenant Direction Notice;”

(n) Clause (6) of Section 2.05(d) of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

“(6) ) the Borrower has knowledge that a Borrowing Base Property has been “dark” (i.e., not being operated by ~~the applicable tenant tenants~~ one or more of the tenants with Leases for such Borrowing Base Property, whether or not ~~the applicable tenant tenants~~ such tenants are paying in full the rent and other amounts due under ~~its Postal Lease~~ their respective Leases for such Borrowing Base Property) for more than six (6) months (other than as a result of a casualty loss for which the provisions of clause (1) above shall apply)”

(o) Clause (7) of Section 2.05(d) of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

“(7) any Borrowing Base Property ~~is~~ no longer ~~100% occupied by a single tenant pursuant to a Postal Lease that is a Qualifying Lease~~ satisfies the Required Minimum Occupancy Threshold”

(p) Section 3.05(b) of the Credit Agreement is hereby amended as follows (with the amendments identified in underlined, italicized font):

“(b) Rent Roll; Leases. As of the Effective Date, (i) the rent roll attached hereto as Schedule 3.05(b) (the “Rent Roll”) is true, complete and correct as of the Effective Date and (ii) the Borrowing Base Properties are not subject to any Leases other than the Leases described in the Rent Roll.  Each ~~Postal~~ Lease for each Borrowing Base Property is a Qualifying Lease.  No Person has any possessory interest in, or right to occupy, any Borrowing Base Property except under the terms of ~~the Postal~~ a Lease.  No ~~Postal~~ Lease for any Borrowing Base Property, nor the rents payable thereunder, have been assigned or pledged to any Person except to Administrative Agent.  As of the Effective Date, the Borrower has delivered to Administrative Agent true, correct and complete copies of all Postal Leases in effect on the Effective Date.”

(q) Section 5.05 of the Credit Agreement is hereby amended by deleting the word “Postal” in its entirety in each place where it appears before the word “Lease”.

(r) The first sentence of Section 5.13(c) is hereby deleted in its entirety and replaced with the following (with the amendments identified in underlined, italicized font):

“Within one hundred eighty (180) days following the Effective Date (with respect to each initial Borrowing Base Property) and, thereafter, within sixty (60) days following the addition of a Borrowing Base Property pursuant to Section 2.05, the Borrower shall cause ~~the~~ each tenant of each Borrowing Base Property to deposit into the Operating Account all rents and other fees payable pursuant to ~~the applicable Postal~~ its Lease relating to such Borrowing Base Property. “

(s) The third sentence of Section 5.13(c) is hereby amended by deleting the word “Postal” in its entirety where it appears before the word “Lease”.

Section 2. Borrowing Base Portfolio Value (Warrendale Asset). With respect to the Real Property located at 51 Pennwood Place, Warrendale, PA 15086 (the “Warrendale Asset”), if such Real Property should qualify as a Borrowing Base Property in accordance with the Credit Agreement (as amended hereby) within six (6) months after such Real Property is acquired by a Borrowing Base Entity, then, in accordance with clause (c) of the definition of Borrowing Base Portfolio Value, Administrative Agent hereby consents to use the Net Purchase Price paid by such Borrowing Base Entity to acquire such Borrowing Base Property in determining the value attributable to such Borrowing Base Property for purposes of calculating the Borrowing Base Portfolio Value during the six (6) month period after such Borrowing Base Entity acquires such Real Property.

Section 3. Amendment Fee. On or prior to the date hereof, Borrower shall pay to Administrative Agent, for the pro rata account of the Lenders that consent to this Agreement, a fee (the “Amendment Fee”) in an amount equal to $37,500.00 as consideration for such Lenders’ consents to this Agreement. The entire amount of the Amendment Fee shall be fully earned on the date hereof. Once paid, the Amendment Fee shall not be refundable under any circumstances.

Section 4. Borrower’s Representations. Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

(a) each of the representations and warranties of Borrower contained or incorporated in the Credit Agreement, as amended by this Agreement, or any of the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);

(b) as of the date hereof and immediately after giving effect to this Agreement, no Default and no Event of Default has occurred and is continuing;

(c) Borrower has all necessary limited partnership power and authority to execute, deliver and perform its obligations under this Agreement; Borrower has been duly authorized by all necessary limited partnership action on its part; and this Agreement has been duly and validly executed and delivered by Borrower and constitutes Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(d) Borrower’s execution and delivery of this Agreement (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Borrower or any order of any governmental authority and (iii) will not violate or result in a default under any material indenture, agreement or other material instrument binding upon Borrower or any of its assets.

Section 5. Guarantor Parties’ Representations. Each Guarantor Party hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

(a) each of the representations and warranties of such Guarantor Party contained or incorporated in the Guaranty or any of the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);

(b) as of the date hereof and immediately after giving effect to this Agreement, such Guarantor Party is in compliance with its obligations under the Guaranty and each of the other Loan Documents to which it is a party;

(c) such Guarantor Party has all necessary corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement; such Guarantor Party has been duly authorized by all necessary corporate or limited liability company, as applicable, action on its part; and this Agreement has been duly and validly executed and delivered by such Guarantor Party and constitutes such Guarantor Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(d) such Guarantor Party’s execution and delivery of this Agreement (i) does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except for such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor Party or any order of any governmental authority and (iii) will not violate or result in a default under any material indenture, agreement or other material instrument binding upon such Guarantor Party or any of its assets.

Section 6. Ratification.

(a) Borrower hereby (i) reaffirms, ratifies, confirms, and acknowledges its obligations under the Credit Agreement (as amended hereby) and the other Loan Documents to which it is a party and agrees to continue to be bound thereby and perform thereunder and (ii) agrees and acknowledges that the Credit Agreement (as amended hereby) and the other Loan Documents and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been affected, modified or amended.

(b) Each Guarantor Party hereby (i) reaffirms, ratifies, confirms, and acknowledges its obligations under the Guaranty and the other Loan Documents to which it is a party (after giving effect to this Agreement) and agrees to continue to be bound thereby and perform thereunder and (ii) agrees and acknowledges that the Guaranty and the other Loan Documents (after giving effect to this Agreement) and all of its obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been affected, modified or amended.

Section 7. Miscellaneous.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by the party hereto against whom enforcement of such waiver, modification or amendment is sought (provided that, subject to the terms of the Credit Agreement, the Administrative Agent may execute any such waiver, modification or amendment on behalf of the Lenders). Any such waiver, modification or amendment shall be binding upon Borrower, the Guarantors, the Administrative Agent and the Lenders.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower, the Guarantors, the Administrative Agent and the Lenders.

(d) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by facsimile or email transmission shall be effective as manual delivery of an executed counterpart hereof.

(f) Severability. Any provision hereof which is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

POSTAL REALTY LP,
a Delaware limited partnership

By:	Postal Realty Trust, Inc.,
Its general partner

By:	/s/ Jeremy Garber
Name:	Jeremy Garber
Title:	President, Treasurer and Secretary

REIT:

POSTAL REALTY TRUST INC., a Maryland corporation

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President

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SUBSIDIARY GUARANTORS:

A AND J ASSETS LLC
Alabama Postal Holdings, LLC
ARKANSAS POSTAL HOLDINGS LLC
ASSET 20024, L.L.C.
EASTERN POSTAL REALTY HOLDINGS, LLC
GARY GLEN PARK REALTY, LLC
GEORGIA POSTAL REALTY HOLDINGS LLC
Harbor Station, LLC
HILER BUFFALO LLC
Illinois Postal Holdings, LLC
INDIANA POSTAL REALTY HOLDINGS LLC
Iowa Postal Holdings, LLC
LOUISIANA POSTAL HOLDINGS LLC
Mass Postal Holdings LLC
Michigan Postal Holdings LLC
MIDWESTERN POSTAL REALTY HOLDINGS, LLC
Missouri & Minnesota Postal Holdings, LLC
NEW MEXICO POSTAL REALTY HOLDINGS LLC
Ohio Postal Holdings, LLC
Pennsylvania Postal Holdings, LLC
Postal Holdings LLC
PPP ASSETS, LLC
SOUTH CAROLINA POSTAL HOLDINGS LLC
SOUTHERN POSTAL REALTY HOLDINGS, LLC
Tennessee Postal Holdings, LLC
UNITED POST OFFICE INVESTMENTS, LLC
UPH MERGER SUB LLC
WESTERN POSTAL REALTY HOLDINGS, LLC
Wisconsin Postal Holdings, LLC
Greensboro Postal Realty Holdings LLC

By:	/s/ Andrew Spodek
Name: Andrew Spodek
Title: Chief Executive Officer

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ADMINISTRATIVE AGENT:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION

By:	/s/ Samuel A. Bluso
	Name:	Samuel A. Bluso
	Title:	Managing Director

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